Exhibit 32.1
Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the report of Wild Oats Markets, Inc. (the “Company”) on Form 10-K for the period ended December 30, 2006 as filed with the Securities and Exchange Commission on the date hereof, Gregory Mays hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1)	The report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gregory Mays
Gregory Mays
March 14, 2007
Interim Chief Executive Officer
This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability pursuant to that section. The certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to Wild Oats Markets, Inc. and will be retained by Wild Oats Markets, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.